EXHIBIT 1

                                 REVISED 5/13/97
                               TRADE CONFIRMATION



SELLER NAME:            SC Fundamental Value Fund, L.P.
                        SC Fundamental Value BVI, Ltd.
                        Scott Bommer

CONTACT PERSON:         Neil Koffler

FAX NUMBER:             (212) 957-3434

PHONE NUMBER:           (212) 957-3500

BUYER NAME:             Appaloosa Investment Limited Partnership I

CONTACT PERSON:         Jim Bolin

FAX NUMBER:             (201) 376-5415

PHONE NUMBER:           (201) 376-5400

AGENT NAME:             Goldman, Sachs & Co.

CONTACT:                Lex Malas

FAX NUMBER:             (212) 902-3757

PHONE NUMBER:           (212) 902-3495

We are pleased to confirm the following transaction.

TRADE DATE:             As of March 27, 1997

BUYER:                  Appaloosa Investment Limited Partnership I

SELLERS: SC Fundamental Value Fund, L.P., SC Fundamental Value BVI, Ltd., and Scott Bommer

AGENT:                  Goldman, Sachs & Co.

CREDIT AGREEMENT:   Inamed Corp. 11.00% Secured Convertible Notes due 1999 (the
                    "Notes")

PURCHASE AMOUNT/
TYPE OF DEBT:       $8,500,000.00

FORM OF PURCHASE:   Assignment

CLOSING:            As soon as practicable.

PRICE: 100% of Principal Amount plus accrued interest through Closing

AGENT'S COMMISSION: 0.125% payable by Buyer

REPRESENTATIONS:    Sellers represent that other than (i) the First Supplement to the Indenture dated as of June 20, 1996 and (ii) the Second Supplement to the Indenture as contemplated by the letter dated February 27, 1997, the Sellers have not authorized, nor to the Sellers' knowledge have there been, any alterations or modifications of the Notes and Indenture since the execution of the Note Purchase Agreement dated
                    January 23, 1996.

                    Sellers also represent that the Notes are secured by a valid, perfected and enforceable security interest in the assets as described in the Note Purchase Agreement dated January 23, 1996.

                    Buyer and Sellers acknowledge that any of them may have access to or possession of confidential information concerning Inamed or the Notes. Buyer and Sellers agree to waive any claim against one another deriving from or relating to any assertion that they did not have access to the same confidential information.

ADDITIONAL
DOCUMENTATION:      Buyer and Sellers agree to cooperate to execute reasonable necessary documentation to transfer the ownership of the Notes solely on the terms described herein.

                    Such documentation will also include a mutually acceptable assignment of that certain letter agreement dated February 27, 1997 between the Seller and the Issuer.


If the foregoing reflects our agreement, please provide the signature of a duly authorized officer or other signatory where indicated below and return this letter to each party.


ACCEPTED AND AGREED:
--------------------

SELLERS                               BUYER

SC Fundamental Value Fund, L.P.       Appaloosa Investment Limited Partnership I

By:  SC Fundamental, Inc.             By:  Appaloosa Management LP,
     General Partner                       its Investment Advisor

                                      By:  Appaloosa Partners Inc.,
     ---------------------------           its General Partner
By:  Neil H. Koffler
     Treasurer
                                           -----------------------------
SC Fundamental Value BVI, Ltd.        By:  James E. Bolin
                                           Vice President
By:  SC-BVI Partners
     Investment Advisor

By:  SC Fundamental BVI, Inc.
     Managing Partner

     ---------------------------
By:  Neil H. Koffler
     Treasurer

     ---------------------------
By:  Scott A. Bommer
     For his own account

AGENT

GOLDMAN, SACHS & CO.


     ---------------------------
By:  Keith Alexis Malas
     Authorized Signatory